UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2010

PIMCO High Income Fund

(Exact Name of Registrant as Specified in Charter)

Massachusetts

(State or other jurisdiction of incorporation)

811-21311	38-3676799
(Commission File Number)	(IRS Employer Identification No.)

Allianz Global Investors Fund Management LLC 1345 Avenue of the Americas New York, New York Attn.: Fund Secretary	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 212-739-3371

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2010, the Board of Trustees of PIMCO High Income Fund (the “Fund”) adopted an amendment and restatement of the Fund’s Bylaws to become effective March 1, 2010 (the “Amendment”). The Amendment was adopted to incorporate substantially revised and updated ratings criteria (the “New Fitch Criteria”) issued by Fitch, Inc. (“Fitch”) applicable to the Fund’s outstanding auction rate preferred shares (the “Preferred Shares”). The New Fitch Criteria include two separate Preferred Shares asset coverage tests that differ from the single test previously applicable to Fitch’s ratings. Other key components of the New Fitch Criteria include updated asset discount factors, changes to issuer and industry concentration thresholds and guidelines, and inclusion of certain leverage and derivatives when calculating the Fitch asset coverage tests.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 7 – Regulation FD Disclosure

Item 7.01. Regulation FD Disclosure

On March 16, 2010, the Fund announced via press release the adoption of the Amendment with a description thereof (as set forth under Item 5.03 above), that the New Fitch Criteria are available on the Fitch website (www.fitchratings.com) and that, as announced on March 12, 2010 via press release, Fitch reaffirmed as of that date the ‘AAA’ rating it assigned to the Fund’s Preferred Shares.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Fourth Amended and Restated Bylaws of the Fund dated March 1, 2010.
99.2	Press release issued by the Fund on March 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIMCO HIGH INCOME FUND (Registrant)

Date: April 5, 2010	/s/ Thomas J. Fuccillo
Name: Thomas J. Fuccillo Title: Vice President and Secretary